                                                                    Exhibit 4.10


                                 --------------

                          REGISTRATION RIGHTS AGREEMENT

                                  by and among

                           THE LEARNING COMPANY, INC.

                                       and

                           THE PURCHASERS NAMED HEREIN

                                 --------------



                           Dated as of August 26, 1997

                                TABLE OF CONTENTS

SECTION                                                                     PAGE

1.       Introduction.................................................       1
2.       Registration under Securities Act, etc.......................       1

         2.1      Registration on Request.............................       1
                  (a)      Request....................................       1
                  (b)      Registration Statement Form................       2
                  (c)      Expenses...................................       2
                  (d)      Effective Registration Statement...........       2
                  (e)      Selection of Underwriters..................       3
                  (f)      Priority in Requested Registrations........       3
                  (g)      Limitation on Registration on Request......       3

         2.2      Incidental Registration.............................       4

                  (a)      Right to Include Registrable Securities....       4
                  (b)      Priority in Incidental Registrations.......       5

         2.3      Registration Procedures.............................       5

         2.4      Underwritten Offerings..............................      11

                  (a)      Requested Underwritten Offerings...........      11
                  (b)      Incidental Underwritten Offerings..........      12
                  (c)      Holdback Agreements........................      12
                  (d)      Participation in Underwritten Offerings....      13

         2.5      Preparation; Reasonable Investigation...............      13

         2.6      Indemnification.....................................      14

                  (a)      Indemnification by the Company.............      14
                  (b)      Indemnification by the Sellers.............      15
                  (c)      Notices of Claims, etc.....................      15
                  (d)      Other Indemnification......................      16

                  (e)      Indemnification Payments...................      16
                  (f)      Contribution...............................      16

         2.7      Adjustments Affecting Registrable Securities........      18

3.       Definitions..................................................      18

4.       Rule 144.....................................................      21

5.       Amendments and Waivers.......................................      21

6.       Nominees for Beneficial Owners...............................      21

7.       Notices......................................................      22

8.       Assignment...................................................      22

9.       Descriptive Headings.........................................      23

10.      GOVERNING LAW................................................      23

11.      Counterparts.................................................      23

12.      Entire Agreement.............................................      23

14.      Severability.................................................      23

                          REGISTRATION RIGHTS AGREEMENT

         REGISTRATION RIGHTS AGREEMENT, dated as of August 26, 1997, among THE LEARNING COMPANY, a Delaware corporation (the "Company"), and each of the other parties listed on the signature pages hereto (each a "Purchaser" and, collectively, the "Purchasers").

         1. INTRODUCTION. The Company is a party to three separate Securities Purchase Agreements (the "Purchase Agreements"), each dated as of August 26, 1997, with the Purchasers pursuant to which the Purchasers have agreed to purchase from the Company an aggregate of 750,000 shares of Series A Convertible Participating Preferred Stock, par value $.01 per share, of the Company (the "Convertible Preferred Stock"). Certain capitalized terms used in this Agreement are defined in Section 3 hereof.

         2.  REGISTRATION UNDER SECURITIES ACT, ETC.

         2.1 REGISTRATION ON REQUEST.

                  (a) REQUEST. At any time or from time to time after the Applicable Period, upon the written request of one or more holders (the "Initiating Holders") of Registrable Securities holding (a) in the case of the first and second registrations effected pursuant to this Section 2.1 and during the five-year period commencing on the date hereof, a majority of the Registrable Securities then outstanding on an as-converted basis, and (b) in the case of the third and fourth registrations effected pursuant to this Section 2.1, or the first and second registrations if such registrations are not effected within five years hereof, at least 15% of the Registrable Securities then outstanding on an as-converted basis, requesting that the Company effect the registration under the Securities Act of all or part of such Initiating Holders' Registrable Securities and specifying the intended method of disposition thereof, the Company will promptly give written notice of such requested registration to all registered holders of Registrable Securities, and thereupon the Company will, subject to the terms of this Agreement, use its best efforts to effect the registration under the Securities Act of:

                           (i) the Registrable Securities which the Company has been so requested to register by such Initiating Holders for disposition in accordance with the intended method of disposition stated in such request; and

                           (ii) all other Registrable Securities the holders of which shall have made a written request to the Company for registration thereof within 30 days after the giving of such written notice by the Company (which request shall specify the intended method of disposition of such Registrable Securities);

all to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered.

                  (b) REGISTRATION STATEMENT FORM. Registrations under this
Section 2.1 shall be on such appropriate registration form of the Commission (i) as shall be selected by the Company and (ii) as shall permit the disposition of such Registrable Securities in accordance with the intended method or methods of disposition specified in their request for such registration. If, in connection with any registration under this Section 2.1 which is proposed by the Company to be on Form S-3 or any similar short form registration statement which is a successor to Form S-3, the managing underwriters, if any, shall advise the Company in writing that in their opinion the use of another permitted form is of material importance to the success of the offering, then such registration shall be on such other permitted form.

                  (c) EXPENSES. The Company will pay all Registration Expenses in connection with any registration requested pursuant to this Section 2.1.

                  (d) EFFECTIVE REGISTRATION STATEMENT. A registration re quested pursuant to this Section 2.1 shall not be deemed to have been effected
(i) unless a registration statement with respect thereto has become effective, and remained effective in compliance with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement, PROVIDED, that except with respect to any registration statement on Form S-3 filed pursuant to Rule 415 under the Securities Act, such period need not exceed 180 days, and PROVIDED, FURTHER, that a registration requested pursuant to this
Section 2.1 shall be deemed to have been effected if a registration statement with respect thereto is withdrawn at the request of the Initiating Holders for any reason other than a material adverse development involving the Company, (ii) if, after it has become effective, such registration be comes subject to any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason or (iii) the conditions to closing specified in the purchase agreement or underwriting agree ment entered into in connection with such registration are not satisfied, other than by reason of some act or omission by such Initiating Holders.

                  (e) SELECTION OF UNDERWRITERS. If a requested registration pursuant to this Section 2.1 involves an underwritten offering, the managing or lead underwriter or underwriters thereof shall be selected by the holders of at least a majority (by number of shares) of the Registrable Securities as to which registra tion has been requested and shall be acceptable to the Company, which shall not unreasonably withhold its acceptance of any such underwriters.

                  (f) PRIORITY IN REQUESTED REGISTRATIONS. If a requested registration pursuant to this Section 2.1 involves an underwritten offering, and the managing underwriter shall advise the Company in writing (with a copy to each holder of Registrable Securities requesting registration) that, in its opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in such offering within a price range acceptable to the holders of a majority of the Registrable Securities requested to be included in such registration, the Company will include in such registration, to the extent of the number which the Company is so advised can be sold in such offering, Registrable Securities requested to be included in such registration by the holder or holders of Registrable Securities, PRO RATA among such holders requesting such registration on the basis of the number of such securities requested to be included by such holders.

                  (g) LIMITATION ON REGISTRATION ON REQUEST. Subject to Sections 1(d) and 1(f), in no event will the Company be required to effect, in the aggregate, more than four registrations pursuant to this Section 2.1 PROVIDED, HOWEVER, that the Company will be required to effect only one registration of Option Shares and Related Registrable Securities. If, while a registration request is pending pursuant to this Section 2.1, the Board of Directors of the Company makes a good faith determination that the filing of the requested registration would adversely affect either (i) a pending transaction of the Company or (ii) a securities offering which the Company plans to undertake, the Company shall not be re quired to effect a registration pursuant to this Section
2.1 until the consummation of such transaction or registration; PROVIDED, HOWEVER, that the Company may only assert either of such delays once during any 12-month period, and any such asserted delay with respect to the Company's obligation to effect a registration pursuant to this Section 2.1 shall in no event exceed 90 days.

         2.2      INCIDENTAL REGISTRATION.

                  (a) RIGHT TO INCLUDE REGISTRABLE SECURITIES. If the Company at any time proposes to register, after the Applicable Period, any of its securities under the Securities Act (other than by a registration on Form S-4 or S-8, or any successor or similar forms, and other than pursuant to Section
2.1), whether or not for sale for its own account, it will each such time give prompt written notice to all holders of Registrable Securities of its intention to do so and of such holders' rights under this Section 2.2. Upon the written request of any such holder (a "Requesting Holder") made within 30 days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such holder and the intended method of disposition thereof), the Company will, subject to the terms of this Agreement, use its best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the holders thereof, to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered, by inclusion of such Registrable Securities in the registration statement which covers the securities which the Company proposes to register, PROVIDED that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason either not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each holder of Registrable Securities and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of any holder or holders of Registrable Securities entitled to do so to request that such registration be effected as a registration under Section 2.1, and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities, for the same period as the delay in registering such other securities. No registration effected under this Section
2.2 shall relieve the Company of its obligation to effect any registration upon request under Section 2.1, nor shall any such registration hereunder be deemed to have been effected pursuant to Section 2.1. The Company will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 2.2.

                  (b) PRIORITY IN INCIDENTAL REGISTRATIONS. If (i) a registration pursuant to this Section 2.2 involves an underwritten offering of the securities so being registered, whether or not for sale for the account of the Company, to be distributed (on a firm commitment basis) by or through one or more underwriters of recognized standing under underwriting terms appropriate for such a transaction, (ii) the Registrable Securities so requested to be registered for sale for the account of holders of Registrable Securities are not also to be included in such underwritten offering (either because the Company has not been requested so to include such Registrable Securities pursuant to Section 2.4(b) or, if requested to do so, is not obligated to do so under Section 2.4(b), and
(iii) the managing underwriter of such underwritten offering shall inform the Company and holders of the Registrable Securities requesting such registration by letter of its belief that the distribution of all or a specified number of such Registrable Securities concurrently with the securities being distributed by such underwriters would interfere with the successful marketing of the securities being distributed by such underwriters (such writing to state the approximate number of such Registrable Securities which may be distributed without such effect), then the Company may, upon written notice to all holders of such Registrable Securities, reduce PRO RATA (if and to the extent stated by such managing underwriter to be necessary to eliminate such effect) the number of such Registrable Securities the registration of which shall have been requested by each holder of Registrable Securities so that the resultant aggregate number of such Registrable Securities so included in such registration shall be equal to the number of shares stated in such managing underwriter's letter.

         2.3 REGISTRATION PROCEDURES. If and whenever the Company is required to use its best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Sections 2.1 and 2.2 the Company shall, as expeditiously as possible:

                  (i) prepare and as soon as reasonably practicable file with the Commission the requisite registration statement to effect such registration (including such audited financial statements as may be required by the Securities Act or the rules and regulations promulgated thereunder) and thereafter use its reasonable efforts to cause such registration statement to become and remain effective, PROVIDED however that the Company may discontinue any registration of its securities which are not Registrable Securities (and, under the circumstances specified in Section 2.2(a), its securities which are Registrable Securities) at any time prior to the effective date of the registration statement relating thereto, PROVIDED further that before filing such registration statement or any amendments thereto, the Company will furnish to the counsel selected by the holders of Registrable Securities which are to be included in such registration copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel;

                   (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement; PROVIDED, that except with respect to any such registration statement on Form S-3 filed pursuant to Rule 415 under the Securities Act, such period need not exceed 180 days;

                   (iii) furnish to each seller of Registrable Securities covered by such registration statement and each underwriter, if any, of the securities being sold by such seller such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as such seller and underwriter, if any, may reasonably request;

                   (iv) use its best efforts to register or qualify all Registrable Securities and other securities covered by such registration statement under such other securities laws or blue sky laws of such jurisdictions as any seller thereof and any underwriter of the securities being sold by such seller shall reasonably request, to keep such registrations or qualifications in effect for so long as such registration statement remains in effect, and to take any other action which may be reasonably necessary or advisable to enable such seller and underwriter to consummate the disposition in such jurisdictions of the securities owned by such seller, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subdivision (iv) be obligated to be so qualified or to consent to general service of process in any such jurisdiction;

                   (v) use its best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary in the opinion of counsel to the Company and counsel to the seller or
                                        6
         sellers of Registrable Securities to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;

                   (vi) notify each seller of Registrable Securities and the managing underwriter or underwriters, if any, promptly and confirm such advice in writing promptly thereafter:

                        (v) when the registration statement, the prospectus or any prospectus supplement related thereto or post-effective amendment to the registration statement has been filed, and, with respect to the registration statement or any post-effective amendment thereto, when the same has become effective;

                        (w) of any request by the Commission for amendments or supplements to the registration statement or the prospectus or for additional information;

                        (x) of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings by any Person for that purpose;

                        (y) if at any time the representations and warranties of the Company made as contemplated by Section 2.4 below cease to be true and correct; and

                        (z) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation or threat of any proceeding for such purpose.

                  (vii) notify each seller of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such seller promptly prepare and furnish to such seller and each underwriter, if any, a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

                  (viii) use its best efforts to obtain the withdrawal of any order suspending the effectiveness of the registration statement at the earliest possible moment;

                  (ix) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first day of the Company's first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of
         Section 11(a) of the Securities Act and Rule 158 thereunder, and will furnish to each such seller at least five business days prior to the filing thereof a copy of any amendment or supplement to such registration statement or prospectus and shall not file any thereof to which any such seller shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder;

                  (x) make available for inspection by a representative or representatives of the holders of Registrable Securities, any under writer participating in any disposition pursuant to the registration statement and any attorney or accountant retained by such selling holders or underwriter (each, an "Inspector"), all financial and other records, pertinent corporate documents and properties of the Company (the "Records"), and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such registration in order to permit a reasonable investigation within the meaning of Section 11 of the Securities Act;

                  (xi) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement;

                  (xii) enter into such agreements and take such other actions as sellers of such Registrable Securities holding a majority of the shares so to be sold shall reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

                  (xiii) use its best efforts to list all Registrable Securities covered by such registration statement on any securities exchange on which any of the securities of the same class as the Registrable Securities are then listed and, if no such Registrable Securities are so listed, on any national securities exchange on which the Common Stock is then listed; and

                  (xiv) use its best efforts to provide a CUSIP number for the Registrable Securities, not later than the effective date of the registration statement.

              The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing.

              The Company will not file any registration statement or amendment thereto or any prospectus or any supplement thereto (including such documents incorporated by reference and proposed to be filed after the initial filing of the registration statement) to which the holders of a majority of the Registrable Securities covered by such registration statement or the underwriter or under writers, if any, shall reasonably object, PROVIDED that the Company may file such document in a form required by law or upon the advice of its counsel.

              Each holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the occurrence of any event of the kind described in Section 2.3(viii), such holder will forthwith discontinue such holder's disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.3(viii) and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such holder's possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the period mentioned in Section 2.1(d) and Section 2.3(ii) shall be extended by the length of the period from and including the date when each seller of any Registrable Securities covered by such registration statement shall have received such notice to the date on which each such seller has received the copies of the supplemented or amended prospectus contemplated by
Section 2.3(viii).

              If any such registration statement refers to any holder of Registrable Securities by name or otherwise as the holder of any securities of the Company, then such holder shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to such holder, to the effect that the holding by such holder of such securities is not to be construed as a recommendation by such holder of the investment quality of the Company's securities covered thereby and that such holding does not imply that such holder will assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such holder by name or otherwise is not required by the Securities Act or any similar federal statute then in force, the deletion of the reference to such holder.

              2.4  UNDERWRITTEN OFFERINGS.

                   (a) REQUESTED UNDERWRITTEN OFFERINGS. If requested by the underwriters for any underwritten offering by holders of Registrable Securities pursuant to a registration requested under Section 2.1, the Company will enter into an underwriting agreement with such underwriters for such offering, such agreement to be satisfactory in substance and form to the Company, each such holder and the underwriters, and to contain such representations and warranties by the Company and such other terms as are generally prevailing in agreements of this type, including, without limitation, indemnities to the effect and to the extent provided in Section 2.6. The holders of the Registrable Securities will cooperate with the Company in the negotiation of the underwriting agreement and will give consideration to the reasonable suggestions of the Company regarding the form thereof, PROVIDED that nothing herein contained shall diminish the foregoing obligations of the Company. The holders of Registrable Securities to be distributed by such underwriters shall be parties to such underwriting agreement and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such holders of Registrable Securities and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such holders of Registrable Securities. Any such holder of Registrable Securities shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such holder, such holder's Registrable Securities and such holder's intended method of distribution and any other representation required by law.

                   (b) INCIDENTAL UNDERWRITTEN OFFERINGS. If the Company at any time proposes to register any of its securities under the Securities Act as contemplated by Section 2.2 and such securities are to be distributed by or through one or more underwriters, the Company will, if requested by any Requesting Holder of Registrable Securities as provided in Section 2.2 and subject to the provisions of Section 2.2(b), use its reasonable efforts to arrange for such under writers to include all the Registrable Securities to be offered and sold by such holder among the securities to be distributed by such underwriters, PROVIDED that if the managing underwriter of such underwritten offering shall inform the holders of the Registrable Securities requesting such registration by letter of its belief that inclusion in such underwritten distribution of all or a specified number of such Registrable Securities would interfere with the successful marketing of the securities (other than such Registrable Securities) by the underwriters (such writing to state the basis of such belief and the approximate number of such Registrable Securities which may be included in such underwritten offering without such effect), then the Company may, upon written notice to all holders of such Registrable Securities, exclude PRO RATA from such underwritten offering (if and to the extent stated by such managing underwriter to be necessary to eliminate such effect) the number of such Registrable Securities so that the resultant aggregate number of such Registrable Securities shall be equal to the approximate number of shares stated in such managing underwriter's letter. The holders of Registrable Securities to be distributed by such underwriters shall be parties to the underwriting agreement between the Company and such underwriters and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such holders of Registrable Securities and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such holders of Registrable Securities.

                   (c)  HOLDBACK AGREEMENTS.

                        (i) Each holder of Registrable Securities agrees by acquisition of such Registrable Securities, if so required by the managing underwriter, not to sell, make any short sale of, loan, grant any option for the purchase of, effect any public sale or distribution of or otherwise dispose of any equity securities of the Company, during the 90 days after any underwritten registration pursuant to Section 2.1 or 2.2 has become effective, except as part of such underwritten registration, whether or not such holder participates in such registration. Notwithstanding the foregoing sentence, each holder of Registrable Securities subject to the foregoing sentence shall be entitled to sell during the foregoing period securities in a private sale as long as the purchaser agrees to be bound by the provisions of this Section 2.4(c)(i) for the balance of such 90 day period.

                        (ii) The Company agrees if so requested by the managing underwriter not to sell, make any short sale of, loan, grant any option for the purchase of, effect any public sale or distribution of or other wise dispose of its equity securities or securities convertible into or exchangeable or exercisable for any of such securities during the seven days prior to and the 90 days after any underwritten registration pursuant to Section 2.1 or 2.2 has become effective, except as part of such underwritten registration and except in connection with a stock option plan, stock purchase plan, managing directors' plan, or savings or similar plan, or an acquisition of a business, merger or exchange of stock for stock or any private placement of stock in which the purchaser agrees to be bound by the provisions of this Section 2.4(c)(ii) for the balance of such 90 day period.

                   (d) PARTICIPATION IN UNDERWRITTEN OFFERINGS. No Person may participate in any underwritten offering hereunder unless such Person (i) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved, subject to the terms and conditions hereof, by the holders of a majority of Registrable Securities to be included in such underwritten offering and (ii) completes and executes all questionnaires, indemnities, underwriting agreements and other documents (other than powers of attorney) required under the terms of such underwriting arrangements.

         2.5 PREPARATION; REASONABLE INVESTIGATION. In connection with the preparation and filing of each registration statement under the Securities Act pursuant to this Agreement, the Company will give the holders of Registrable Securities registered under such registration statement, their underwriters, if any, each Requesting Holder and their respective counsel and accountants, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such holders' and such under writers' respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

         2.6  INDEMNIFICATION.

              (b) INDEMNIFICATION BY THE COMPANY. In the event of any registration of any securities of the Company under the Securities Act, the Company will, and hereby does agree to, indemnify and hold harmless in the case of any registration statement filed pursuant to Section 2.1 or 2.2, the holder of any Registrable Securities covered by such registration statement, its directors and officers, each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such holder or any such underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such holder or any such director, officer, underwriter or controlling Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse such holder, director, officer, under writer and controlling Person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding, PROVIDED that the Company shall not be liable to any such holder, director, officer, underwriter or controlling Person, as the case may be, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such holder or underwriter, as the case may be, specifically stating that it is for use in the preparation thereof and, PROVIDED further that the Company shall not be liable to any Person who participates as an under writer in the offering or sale of Registrable Securities or to any other Person, if any, who controls such underwriter within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such Person's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, to the Person asserting the existence of an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such final prospectus. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such holder or any such director, officer, underwriter or controlling Person and shall survive the transfer of such securities by such holder.

              (b) INDEMNIFICATION BY THE SELLERS. The Company may require, as a condition to including any Registrable Securities in any registration statement filed pursuant to Section 2.3, that the Company shall have received an undertaking satisfactory to it from the prospective seller of such Registrable Securities, to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 2.6(a)) the Company, each director of the Company, each officer of the Company and each other person, if any, who controls the Company within the meaning of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such seller specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement, PROVIDED, HOWEVER, that the liability of such indemnifying party under this Section 2.6(b) shall be limited to the amount of proceeds received by such indemnifying party in the offering giving rise to such liability. Any such indemnity shall remain in full force and effect, regard less of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of such securities by such seller.

              (c) NOTICES OF CLAIMS, ETC. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subdivisions of this Section 2.6, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, PROVIDED that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 2.6, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that the indemnifying party may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement of any such action which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. No indemnified party shall consent to entry of any judgment or enter into any settlement of any such action the defense of which has been assumed by an indemnifying party without the consent of such indemnifying party.

              (d) OTHER INDEMNIFICATION. Indemnification similar to that specified in the preceding subdivisions of this Section 2.6 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any Federal or state law or regulation of any governmental authority, other than the Securities Act.

              (e) INDEMNIFICATION PAYMENTS. The indemnification required by this Section 2.6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

              (f) CONTRIBUTION. If the indemnification provided for in this
Section 2.6 is unavailable to an indemnified party in respect of any expense, loss, claim, damage or liability referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such expense, loss, claim, damage or liability (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the holder or underwriter, as the case may be, on the other from the distribution of the Registrable Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
(i) above but also the relative fault of the Company on the one hand and of the holder or underwriter, as the case may be, on the other in connec tion with the statements or omissions which resulted in such expense, loss, damage or liability, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the holder or underwriter, as the case may be, on the other in connection with the distribution of the Registrable Securities shall be deemed to be in the same proportion as the total net proceeds received by the Company from the initial sale of the Registrable Securi ties by the Company to the purchasers pursuant to the Purchase Agreements bear to the gain, if any, realized by the selling holder or the underwriting discounts and commissions received by the underwriter, as the case may be. The relative fault of the Company on the one hand and of the holder or underwriter, as the case may be, on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission to state a material fact relates to information supplied by the Company, by the holder or by the underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, PROVIDED that the foregoing contribution agreement shall not inure to the benefit of any indemnified party if indemnification would be unavailable to such indemnified party by reason of the provisions contained in the first sentence of Section 2.6(a), and in no event shall the obligation of any indemnifying party to contribute under this Section 2.6(f) exceed the amount that such indemnifying party would have been obligated to pay by way of indemnification if the indemnification provided for under Section 2.6(a) or (b) had been available under the circumstances.

         The Company and the holders of Registrable Securities agree that it would not be just and equitable if contribution pursuant to this Section 2.6(f) were determined by PRO RATA allocation (even if the holders, Requesting Holders and any underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth in the preceding sentence and Section 2.6(c), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

         Notwithstanding the provisions of this Section 2.6(f), no holder of Registrable Securities or underwriter shall be required to contribute any amount in excess of the amount by which (i) in the case of any such holder, the net proceeds received by such holder from the sale of Registrable Securities or (ii) in the case of an underwriter, the total price at which the Registrable Securities purchased by it and distributed to the public were offered to the public exceeds, in any such case, the amount of any damages that such holder or underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         2.7 ADJUSTMENTS AFFECTING REGISTRABLE SECURITIES. The Company will not effect or permit to occur any combination or subdivision of Shares which would adversely affect the ability of the holders of Registrable Securities to include such Registrable Securities in any registration of its securities contemplated by this Section 2 or the marketability of such Registrable Securities under any such registration.

         3. DEFINITIONS. As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

         APPLICABLE PERIOD: In the case of a proposed registration by an Initiating Holder or Requesting Holder, as the case may be, of (a) Conversion Shares and any Related Registrable Securities, 18 months from the Closing Date, (b) Convertible Preferred Stock and any Related Registrable Securities, 30 months from the Closing Date and (c) Option Shares and any Related Registrable Securities, the period ending on the date of first issuance of Option Shares; provided, however, that the Applicable Period shall immediately cease upon a mandatory conversion of the Convertible Preferred Stock pursuant to Section 8.10.1 of the Certificate of Designation for the Convertible Preferred Stock.

         CLOSING DATE: The date on which the Convertible Preferred Stock is first issued.

         COMMISSION: The Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

         COMMON STOCK: The common stock, par value $.01 per share, of the Company.

         COMPANY: As defined in the introductory paragraph of this Agreement.

         CONVERSION SHARES: The shares of Common Stock issued or issuable upon conversion of the Convertible Preferred Stock.

         CONVERTIBLE PREFERRED STOCK: As defined in Section 1 of this Agreement.

         EXCHANGE ACT: The Securities Exchange Act of 1934, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Exchange Act of 1934 shall include a reference to the comparable section, if any, of any such similar Federal statute.

         INITIATING HOLDERS: As defined in Section 2.1 of the Agreement.

         OPTION SHARES: Shares of Common Stock issued pursuant to the Stock Option Agreements dated as of the date hereof between the Company and affiliates of the Purchasers.

         PERSON: A corporation, an association, a partnership, an organization, business, an individual, a governmental or political subdivision thereof or a governmental agency.

         PURCHASE AGREEMENTS: As defined in Section 1.

         REGISTRABLE SECURITIES: (i) any Conversion Shares and any Related Registrable Securities, (ii) any Convertible Preferred Stock and any Related Registrable Securities and (iii) any Option Shares and any Related Registrable Securities. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (a) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (b) they shall have been sold as permitted by Rule 144 (or any successor provision) under the Securities Act, (c) they shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require registration of them under the Securities Act, or (d) they shall have ceased to be outstanding. In calculating a percentage of Registrable Securities held, each share of Convertible Preferred Stock shall be deemed to be equivalent to the number of shares of Common Stock into which it is then convertible.

         REGISTRATION EXPENSES: All expenses incident to the Company's performance of or compliance with Section 2, including, without limitation, all registration, filing and NASD fees, all stock exchange listing fees, all fees and expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, messenger and delivery expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, the reasonable fees and disbursements of one counsel retained by the holder or holders of a majority of the Registrable Securities being registered, but excluding underwriting discounts and commissions and transfer taxes, if any, PROVIDED, HOWEVER, that in the event that the Company shall, in accordance with Section 2.2(a), not register any securities with respect to which it had given written notice of its intention to so register to holders of Registrable Securities, notwithstanding anything to the contrary in the foregoing, all of the costs incurred by Requesting Holders in connection with such registration shall be deemed Registration Expenses.

         RELATED REGISTRABLE SECURITIES: With respect to Conversion Shares, Convertible Preferred Stock or Option Shares, any securities of the Company issued or issuable with respect to any Conversion Shares, Convertible Preferred Stock or Option Shares by way of a dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidated or other reorganization or otherwise.

         REQUESTING HOLDER: As defined in Section 2.2.

         SECURITIES ACT: The Securities Act of 1933, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as of the same shall be in effect at the time. References to a particular section of the Securities Act of 1933 shall include a reference to the comparable section, if any, of any such similar Federal statute.

         4. RULE 144. The Company shall timely file the reports required to be filed by it under the Securities Act and the Exchange Act (including but not limited to the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c) of Rule 144 adopted by the Commission under the Securities Act) (or, if the Company is not required to file such reports, will, upon the request of any holder of Registrable Securities, make publicly available other information) and will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with the requirements of this Section 4.

         5. AMENDMENTS AND WAIVERS. This Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the holder or holders of a majority of the shares of Registrable Securities. Each holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any consent authorized by this Section 5, whether or not such Registrable Securities shall have been marked to indicate such consent.

         6. NOMINEES FOR BENEFICIAL OWNERS. In the event that any Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election, be treated as the holder of such Registrable Securities for purposes of any request or other action by any holder or holders of Registrable Securities pursuant to this Agreement or any determination of any number or percentage of shares of Registrable Securities held by any holder or holders of Registrable Securities contemplated by this Agreement. If the beneficial owner of any Registrable Securities so elects, the Company may require assurances reasonably satisfactory to it of such owner's beneficial ownership of such Registrable Securities.

         7. NOTICES. Except as otherwise provided in this Agreement, all notices, requests and other communications to any Person provided for hereunder shall be in writing and shall be given to such Person (a) in the case of a party hereto other than the Company, addressed to such party in the manner set forth in the applicable Purchase Agreement or at such other address as such party shall have furnished to the Company in writing, or (b) in the case of any other holder of Registrable Securities, at the address that such holder shall have furnished to the Company in writing, or, until any such other holder so furnishes to the Company an address, then to and at the address of the last holder of such Registrable Securities who has furnished an address to the Company, or (c) in the case of the Company, at One Athenaeum Street, Cambridge, Massachusetts 02142 to the attention of its President, or at such other address, or to the attention of such other officer, as the Company shall have furnished to each holder of Registrable Securities at the time outstanding. Each such notice, request or other communication shall be effective (i) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (ii) if given by any other means (including, without limitation, by air courier), when delivered at the address specified above, PROVIDED that any such notice, request or communication to any holder of Registrable Securities shall not be effective until received.

         8. ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns. In addition, and whether or not any express assignment shall have been made, the provisions of this Agreement which are for the benefit of the parties hereto other than the Company shall also be for the benefit of and enforceable by any subsequent holder of any Registrable Securities, subject to the provisions respecting the minimum numbers or percentages of shares of Registrable Securities required in order to be entitled to certain rights, or take certain actions, contained herein and provided that the rights of the Purchasers hereunder may only be assigned to holders of at least 75,000 shares of Convertible Preferred Stock or underlying Conversion Shares. Any assignee must agree in writing to be bound by the provisions of this Agreement.

         9. DESCRIPTIVE HEADINGS. The descriptive headings of the several sections and paragraphs of this Agreement are inserted for reference only and shall not limit or otherwise affect the meaning hereof.

         10. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS WITHOUT REFERENCE TO THE PRINCIPLES OF CONFLICTS OF LAWS.

         11. COUNTERPARTS. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

         12. ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding between the Company and each other party hereto relating to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

         13. SEVERABILITY. If any provision of this Agreement, or the application of such provisions to any Person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to Persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

         IN WITNESS WHEREOF, each of the undersigned has caused the foregoing Agreement to be executed under seal by one of its duly authorized officers as of the date first above written.

                                  THE LEARNING COMPANY, INC.

                                  By: /s/ R. Scott Murray
                                     ---------------------------------
                                     Name: R. Scott Murray
                                     Title: Executive Vice President
                                            and Chief Financial Officer

                                  PURCHASERS:

                                  THOMAS H. LEE EQUITY FUND III, L.P.

                                  By: THL Equity Advisors III Limited
                                      Partnership, as General Partner

                                  By: THL Equity Trust III,
                                      as General Partner

                                  By: /s/ Anthony J. DiNovi
                                      --------------------------------------
                                      Name: Anthony J. DiNovi
                                      Title: Vice President


                                  THOMAS H. LEE FOREIGN FUND III, L.P.

                                  By: THL Equity Advisors III Limited
                                      Partnership, as General Partner

                                  By: THL Equity Trust III,
                                      as General Partner

                                  By: /s/ Anthony J. DiNovi
                                      --------------------------------------
                                      Name: Anthony J. DiNovi
                                      Title: Vice President


                                  THOMAS H. LEE COMPANY

                                  By: /s/ Anthony J. DiNovi
                                      --------------------------------------
                                      Name: Anthony J. DiNovi
                                      Title: Managing Director

                                  BAIN CAPITAL FUND V, L.P.

                                  By: Bain Capital Partners V, L.P.,
                                      as General Partner

                                  By: Bain Capital Investors V, Inc.,
                                      as General Partner

                                  By: /s/ Mark E. Nunnelly
                                      --------------------------------------
                                      Name: Mark E. Nunnelly
                                      Title: Managing Director

                                  BAIN CAPITAL FUND V-B, L.P.

                                  By: Bain Capital Partners V, L.P.,
                                      as General Partner

                                  By: Bain Capital Investors V, Inc.,
                                      as General Partner

                                  By: /s/ Mark E. Nunnelly
                                      --------------------------------------
                                      Name: Mark E. Nunnelly
                                      Title: Managing Director

                                  BCIP ASSOCIATES, L.P.

                                  By: /s/ Mark E. Nunnelly
                                      --------------------------------------
                                      Name: Mark E. Nunnelly
                                      Title: General Partner

                                  BCIP TRUST ASSOCIATES, L.P.

                                  By: /s/ Mark E. Nunnelly
                                      --------------------------------------
                                      Name: Mark E. Nunnelly
                                      Title: Managing Director

                                  CENTRE CAPITAL INVESTORS II, L.P.
                                  CENTRE CAPITAL TAX-EXEMPT INVESTORS II, L.P.
                                  CENTRE CAPITAL OFFSHORE INVESTORS II, L.P.

                                  By: Centre Partners II, L.P.,
                                      as General Partner

                                  By: Centre Partners Management LLC,
                                      as Attorney-in-fact

                                  By: /s/ [illegible]
                                     ----------------------------------------
                                     Managing Director

                                  STATE BOARD OF ADMINISTRATION OF FLORIDA

                                  By: Centre Parallel Management Partners, L.P.,
                                      as Manager

                                  By: Centre Partners Management LLC,
                                      as Attorney-in-fact

                                  By: /s/ [illegible]
                                     ----------------------------------------
                                     Managing Director

                                  CENTRE PARALLEL MANAGEMENT PARTNERS, L.P.
                                  CENTRE PARTNERS COINVESTMENT, L.P.

                                  By: Centre Partners II LLC,
                                      as General Partner

                                  By: /s/ [illegible]
                                     ----------------------------------------
                                     Managing Director